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                                                                   EXHIBIT 1.(f)


                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
              ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC.


        1. Pursuant to Section 2-604 of the Maryland General Corporation Law, Asset Management Fund for Savings Institutions, Inc. (the "Corporation") desires to amend its Articles of Incorporation as hereinafter set forth.

        2. The Corporation hereby amends Article II of its Articles of Incorporation to change the Fund's name to "Asset Management Fund for Financial Institutions, Inc." so that as amended, said Article II shall read as follows:

                                  ARTICLE II

           The name of the corporation (hereinafter called the "Corporation") is: Asset Management Fund for Financial Institutions, Inc.

        3. The amendment set forth in paragraph 2 hereof has been advised by the Board of Directors and duly approved by the stockholders of the Corporation.

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        IN WITNESS WHEREOF, the Corporation executes these Articles of
Amendment on the 23rd day of February, 1990.

                                        ASSET MANAGEMENT FUND FOR
                                        SAVINGS INSTITUTIONS, INC.


                                        By:/s/ Edward E. Sammons, Jr.
                                           --------------------------
                                           Edward E. Sammons, Jr.
                                           Vice President


Attest:/s/ Dolores C. Pufunt
       ---------------------
       Dolores C. Pufunt, Secretary

        I acknowledge this document to be the act of the Corporation, and state that, to the best of my knowledge, information and belief, all matters and facts herein are true in all material respects and that this statement is made under the penalties for perjury. Dated: February 26, 1990.


                                        /s/ Edward E. Sammons, Jr.
                                        -------------------------
                                        Edward E. Sammons, Jr.
                                        Vice President




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